Consent of Independent Registered Public Accounting Firm

The Board of Directors
Halliburton Company:

We consent to the incorporation by reference in the registration statement (No. 333-236378) on Form S-3ASR, (No. 333‑166656) on Form S-4 and (Nos. 333-182284, 333-188674, 333-205842, 333-218568, 333-225549, 333-231571 and 333-240075) on Form S-8 of Halliburton Company of our reports dated February 5, 2021, with respect to the consolidated balance sheets of Halliburton Company and subsidiaries as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10-K of Halliburton Company. Our report dated February 5, 2021 refers to a change in accounting for leases.

/s/ KPMG LLP

Houston, Texas
February 5, 2021